Exhibit 5.1

February 26, 2016

Fortinet, Inc.
899 Kifer Road
Sunnyvale, California 94086

Ladies and Gentlemen:
At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Fortinet, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about February 26, 2016 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 8,569,936 shares (the “Shares”) of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), that are subject to issuance by the Company upon the exercise or settlement of awards granted or to be granted under the Company’s 2009 Equity Incentive Plan (the “Plan”). At your request we are providing this letter to express our opinion on certain matters regarding the Company and the Shares as stated in the numbered paragraphs immediately following the paragraph captioned “Opinions” below (the “Opinions”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the Opinions, which included examination of the documents described in Exhibit A attached hereto (which is incorporated herein by reference) and capitalized terms used but not defined in the body of this letter have the meanings given to such term in said Exhibit A.
In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us or any other extrinsic agreements or documents that might change the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the State of California and the existing Delaware General Corporation Law. We express no opinion with respect to any other laws.

February 26, 2016

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Certificate of Good Standing and representations made to us by the Company in the Opinion Certificate.

In connection with our opinion expressed in paragraph (2) below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act and the registration will apply to all the Shares and will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Opinions. Based upon the foregoing, it is our opinion that:

(1)    The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2)    The 8,569,936 Shares of Common Stock to be registered under the Registration Statement that may be issued and sold by the Company upon the exercise or settlement of awards granted or to be granted under the Plan, when issued, sold and delivered in accordance with the Plan and the Plan Agreements to be entered into thereunder conforming to the terms and conditions of the Plan, and in accordance with the resolutions adopted by the Board, and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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February 26, 2016

This opinion is intended solely for use in connection with issuance and sale of Shares subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date first written above and is based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.
Very truly yours,
FENWICK & WEST LLP

By:	/s/ Jeffrey R. Vetter
Jeffrey R. Vetter, a Partner

Attachment:

Exhibit A: List of Reviewed Documents

February 26, 2016

EXHIBIT A
to
Legal Opinion Regarding S-8 Registration Statement of Fortinet, Inc.
List of Reviewed Documents

(1)
The Company’s Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on November 23, 2009 and certified by the Delaware Secretary of State on February 26, 2016 (the “Restated Certificate”);

(2)	The Company’s Bylaws, certified to us by the Company’s Secretary on February 26, 2016 (the “Bylaws”);

(3)
The Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, which include the Plan and related forms of agreements for use under the Plan that have been filed with the Commission (the “Plan Agreements”);

(4)	The prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)
The minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and stockholders of the Company at which, or pursuant to which, (i) the Board and stockholders of the Company approved the Restated Certificate and the Bylaws, (ii) the Board and stockholders of the Company adopted and approved the Plan, and (iii) the Board approved the reservation of the Shares for sale, the issuance of the Shares pursuant to the Plan and the filing of the Registration Statement;

(6)	An Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Opinion Certificate”);

(7)
The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, Computershare, verifying the number of the Company’s issued and outstanding shares of capital stock as of February 24, 2016 and a statement prepared by the Company in the Opinion Certificate as to the number of issued and outstanding options and any other rights to purchase or otherwise receive or acquire shares of the Company’s capital stock from the Company and any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans, agreements or rights or otherwise as of February 24, 2016); and

(8)
A Certificate of Good Standing issued by the Delaware Secretary of State with respect to the Company dated February 24, 2016 (the “Certificate of Good Standing”), which good standing was confirmed on February 26, 2016.